Exhibit 10.4

                                  Amendment to
                          the Playboy Enterprises, Inc.
                          Employee Stock Purchase Plan

1. Effective as of January 1, 1999, the first sentence of the first paragraph of
Section 2 of the ESPP shall be amended to read in its entirety as follows:

            The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors, comprised of persons who are both non-employees directors within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such rule or its equivalent is then in effect ("Rule 16b-3") and "outside directors" within the meaning of Section 162(m) of the Code.

2. Effective as of April 1, 1999, Section 4(a) of the ESPP shall be amended to substitute the number "15" for "10", wherever it appears in such paragraph.

3. Effective as of April 1, 1999, the second paragraph of Section 4(b) of the ESPP shall be amended to read in its entirety as follows:

            For purposes of this Plan, the term "compensation" means an eligible employee's bi-weekly compensation.

4. Effective as of January 1, 1999, Section 5 of the ESPP shall be amended to substitute the number "140,000" for "50,000."

5. Effective as of April 1, 1999, Section 6(b) of the ESPP shall be amended to substitute the number "15" for "10", wherever it appears in such paragraph.

6. Effective as of April 1, 1999, the second sentence of Section 6(b)(ii) of the ESPP shall be amended to read in its entirety as follows:
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            An employee shall have the right to cancel his or her subscription in whole and to obtain a refund of amounts withheld from his or her compensation by submitting a written request to the Corporation at least 15 business days before any Purchase Date.